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                             SUBSCRIPTION AGREEMENT

        THIS SUBSCRIPTION AGREEMENT is entered into as of the 7th day of November 1995, between William R. Latham, III, James D. O'Neill and Donald J. Puglisi (collectively, the "Trustees"), not in their individual capacities but solely as trustees of AJL PEPS TRUST, a trust organized and existing under the laws of New York (the "Trust"), MORGAN STANLEY & CO. INCORPORATED and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED or one of its affiliates (together with Morgan Stanley & Co. Incorporated, the "Purchasers" and each individually a "Purchaser").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  Purchase and Sale of PEPS.

        1.1 Sale and Issuance of Units. Subject to the terms and conditions of this Agreement, the Trustees agree to sell to each Purchaser, and each Purchaser agrees to purchase from the Trustees, one Premium Exchangeable Participating Share, representing undivided beneficial interests in the Trust (the "PEPS") at an aggregate purchase price of $50,000.

        1.2 Closing. The purchase and sale of the PEPS shall take place at the offices of Davis Polk & Wardwell, New York, N.Y., at 10:00 a.m. on November 7, 1995, or at such other time ("Closing Date") and place as the Trustees and the Purchasers mutually agree upon. At or after the Closing, the Trustees shall deliver to the Purchasers certificates representing the PEPS, registered in the name of the respective Purchasers or their nominees. Payment for the PEPS shall be made on the Closing Date by the Purchasers by bank wire transfers or by delivery of certified or official bank checks, in either case in immediately available funds, of an amount equal to the purchase price of the PEPS purchased by such Purchaser.

        2. Representations, Warranties and Covenants of each Purchaser. Each Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

        2.1 Purchase Entirely for Own Account. This Agreement is made by the Trustees as with such Purchaser in reliance upon such Purchaser's representation to the Trustees as, which by such Purchaser's execution of this

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Agreement such Purchaser hereby confirms, that the PEPS are being acquired for investment for such Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by such Purchaser of any of the PEPS, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the PEPS, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the PEPS.

        2.2 Investment Experience. Such Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the PEPS. Such Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Act").

        2.3 Restricted Securities. Such Purchaser understands that the PEPS are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trustees in a transaction not involving a public offering and that under such laws and applicable regulations such PEPS may be resold without registration under the Act only in certain circumstances. In this connection, such Purchaser represents that it understands the resale limitations imposed by the Act and is generally familiar with the existing resale limitations imposed by Rule 144.

        2.4 Further Limitations on Disposition. Such Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the PEPS unless and until:

        (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (b) Such Purchaser shall have furnished the Trustees with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require


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registration of such PEPS under the Act.

        (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to any affiliate of such Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

        2.5 Legends. It is understood that the certificate evidencing the PEPS may bear either or both of the following legends:

        (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustees of AJL PEPS Trust that such registration is not required."

        (b) Any legend required by the laws of any other applicable jurisdiction.

        Each Purchaser and the Trustees agree that the legend contained in paragraph (a) above shall be removed at a holder's request when they are no longer necessary to ensure compliance with federal securities laws.

        2.6 Amendment to Trust Agreement; Split of PEPS. Each Purchaser consents to (a) the execution and delivery by the Trustees and Morgan Stanley
& Co. Incorporated, as sponsor of the Trust, of an Amended and Restated Trust Agreement in the form attached hereto and (b) the split of such Purchasers PEPS. Subsequent to the determination of the public offering price per PEPS and related underwriting discount for the PEPS to be sold to the Underwriters (as defined in the aforementioned Amended and Restated Trust Agreement) but prior to the sale of the PEPS to the Underwriters, each PEPS purchased hereby shall be split into a greater number of PEPS so that immediately following such split the value of each PEPS held by the Purchasers will equal the aforesaid public offering price less the related underwriting discount.

        2.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       ----------------------------------------
                                           William R. Latham III,
                                           as trustee



                                       ----------------------------------------
                                           James B. O'Neill,
                                           as trustee



                                       ----------------------------------------
                                           Donald J. Puglisi,
                                           as trustee



                                       MORGAN STANLEY & CO. INCORPORATED


                                       By:
                                           ------------------------------------
                                           Title:
                                           Address: 1585 Broadway Avenue
                                                    New York, NY 10036



                                       MERRILL LYNCH, PIERCE, FENNER
                                         & SMITH INCORPORATED


                                       By:
                                           ------------------------------------
                                           Title:
                                           Address: World Financial Center
                                                    North Tower
                                                    250 Vesey Street
                                                    New York, NY 10281


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